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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-101078) and to the incorporation by reference therein of our report dated February 20, 2003, with respect to the consolidated financial statements of Inverness Medical Innovations, Inc. and Subsidiaries included in its Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 22, 2003